UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities.

As of October 1, 2022, Blackstone Private Credit Fund (“BCRED” or the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on October 19, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of October 1, 2022 (number of shares finalized on October 19, 2022)	8,328,497	$205,047,590

Item 7.01.	Regulation FD Disclosure.

October 2022 Distributions

As previously disclosed, on September 7, 2022, the Fund announced the increase of its regular monthly distribution, effective with the October 2022 monthly distribution, from $0.1740 to $0.1900 per share. Accordingly, on October 19, 2022, the Fund declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1900	$0.0000	$0.1900
Class S Common Shares	$0.1900	$0.0174	$0.1726
Class D Common Shares	$0.1900	$0.0051	$0.1849

The distributions for each class of Shares are payable to shareholders of record as of the open of business on October 31, 2022 and will be paid on or about November 29, 2022.

These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio Update

(All data as of September 30, 2022, unless otherwise noted)

BCRED once again delivered positive net results in the third quarter of 2022. This performance rests first and foremost on underwriting a portfolio of high quality companies in good sectors with conservative levels of leverage, and reflects the benefit of rising interest rates on our nearly 100% floating rate debt portion of our portfolio. These favorable income trends allowed us to raise our monthly dividend, commencing in October, and pay a special dividend in the third quarter.1

Since its inception in January 2021, BCRED has returned 7.9% inception to date (annualized) with an annualized distribution rate of 9.3% for Class I shares based on September 30, 2022 net asset value (“NAV”), accounting for the increase in the regular monthly distribution to $0.19 commencing in October.2

BCRED benefits from lower operating and financing costs due to the scale of Blackstone Inc.’s (“Blackstone”) platform. We believe this scale allows BCRED to provide compelling yield-oriented returns on a risk-adjusted basis to clients. Blackstone Credit has built one of the largest origination platforms in our industry, and today we see a favorable environment for deployment, as traditional public sources of financing have pulled back causing spreads in private credit to widen.

We believe BCRED will continue to benefit from the secular shift towards private credit with asset level yields for new deals in private credit at 11%-12% compared to 7%-8% less than a year ago.3 The Fund’s floating rate loans will reset to higher levels in the coming months, which we expect will support earnings in excess of our regular dividend. Additionally, in the third quarter of 2022, both the average of the revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Fund’s portfolio companies grew quarter over quarter, reflecting the Fund’s thematic sector selection and bias toward quality and growth.

[1]

Opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in the materials only and are based on Blackstone’s opinions of the current market environment, which is subject to change.

[2]

Represents Class I shares. Performance varies by share class. ITD net returns for the other share classes are as follows: Class S shares (without upfront placement fee) 6.9%; Class S shares (with upfront placement fee) 4.8%; Class D shares (without upfront placement fee) 6.0%; Class D shares (with upfront placement fee) 4.8%. Quarterly net returns for the other share classes are as follows: Class S shares (without upfront placement fee) 1.4%; Class S shares (with upfront placement fee) -2.1%; Class D shares (without upfront placement fee) 1.6%; Class D shares (with upfront placement fee) -1.8%. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to the Fund’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all Fund expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The inception dates for the Class S, D and I shares are January 7, 2021, May 1, 2021 and January 7, 2021, respectively. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Past performance is not necessarily indicative of future results.

[3]	Deal fees and call premium are amortized over an average hold of 3 years.

Defensive Positioning

In the third quarter of 2022, BCRED returned 1.6% for Class I shares as compared to investment-grade (-4.8%), high-yield bonds (-0.6%) and leveraged loans (1.4%). We believe that BCRED’s outperformance compared to public fixed income markets4 over the same period is a direct result of the defensive nature and quality of the portfolio.

•

The Fund’s loans have an average loan-to-value of 43% and are 94% senior secured. This puts the Fund’s investments at the top of the capital structure with significant equity cushion and margin of safety.

•

We remain focused on large-cap companies (average issuer EBITDA is ~$189 million, up 13% from $167 million as of June 30, 2022)[5] in sectors with strong cash flow profiles and high-growth trends. These are areas of the market that have experienced lower default rates through varying cycles compared with the broader market.

•

The Fund’s loans benefit from negotiated covenants and structural protections, and Blackstone Credit’s control position in our capital structures allows us to proactively drive outcomes rather than be passive participants.

•

Since BCRED’s inception, there have been no payment defaults, and no assets today are on non-accrual. Blackstone Credit has robust and dedicated portfolio management processes and teams focused on mitigating risk in the Fund’s portfolio, which has resulted in an annualized loss rate of 0.11% as of 2Q’22 in U.S. direct lending over a 15+ year track record versus the Leveraged Loan Index of 0.62% over the same period.

Credit Fundamentals Remain Strong

•	Despite this period of uncertainty marked by inflationary pressures and recessionary concerns, we believe fundamentals across BCRED portfolio companies continue to improve.

•	We believe our portfolio companies remain healthy with sufficient liquidity, earnings power, and interest coverage to withstand rising rates.

•

Private equity sponsors, our key transaction partners, still have record levels of dry powder[6] and are actively seeking new deal opportunities and ways to support existing portfolio companies. As we start to see public credit avenues narrow, we believe private equity sponsors are relying even more on private credit now and generally contributing higher equity.

Geared for Offensive Opportunities

•

As banks and traditional public investors have pulled back, today’s private credit market has amassed unprecedented scale, which we believe can fill the gap caused by dislocated syndicated markets. Blackstone Credit has been a leader in high-quality $1bn+ private transactions completed since 2021.[7]

•

We believe that BCRED’s pipeline remains healthy, with deal flow from large, high-quality sponsors, companies and capital structures set up with significant equity subordination, widening spreads, and more favorable lender terms in credit agreements. This dynamic is likely to lead to attractive opportunities for new investments and with existing portfolio companies, many of which are actively seeking M&A opportunities as valuations are depressed.

•

Blackstone Credit’s bar for new investments continues to be set very high. We have strict underwriting standards focused on companies with the highest quality management teams and owners, leading market positions in sectors where we see secular tailwinds, a demonstrated ability to handle rising financing costs, and less cyclical characteristics. We believe these companies are set up to outperform in the current environment and see lower default rates as rates rise.

[4]

“High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index. Leveraged Loans is represented by the Morningstar LSTA Leveraged Loan Index.

[5]

As of September 30, 2022, our portfolio companies had a weighted average annual EBITDA of $189 million. These calculations include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted based on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently by us, and may reflect a normalized or adjusted amount. Accordingly, we make no representation or warranty in respect of this information.

[6]	Dry powder is a term for uncalled capital commitments.
[7]	Reflects Blackstone Credit’s views and beliefs.

•

With over 3,000 companies across our portfolios, Blackstone Credit’s scale is a competitive advantage in the current market environment. We believe that our scale provides for better access to data and resources, which in turn provides insights into trends early to make informed decisions and drive processes for positive outcomes across our portfolios.

As the largest alternative asset manager with a nearly 40-year history8, Blackstone has a long track record of managing through and taking advantage of varying economic cycles. With the combination of increasing market share, favorable yield expectations, continued healthy fundamentals in our sectors, and Blackstone’s breadth of resources, we believe BCRED remains well-positioned to navigate the current environment and take advantage of compelling opportunities to drive returns for our investors.

Blackstone Proprietary Data

Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Item 8.01. Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of September 30, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of September 30, 2022
Class I Common Shares	$24.62
Class S Common Shares	$24.62
Class D Common Shares	$24.62

[8]

Assets under management (“AUM”) are estimated and unaudited as of June 30, 2022. Past performance is not necessarily indicative of future results. There can be no assurance that any Blackstone fund or investment will achieve its objectives or avoid substantial losses. AUM and investor capital are used interchangeably, except Real Estate AUM which, as used herein, includes co-investments and Blackstone’s GP and side-by-side commitments, as applicable. Credit & Insurance AUM is a combined figure that includes Blackstone Credit (“BXC”), Harvest Fund Advisors (“Harvest”), Asset Based Finance, and Blackstone Insurance Solutions (“BIS”) businesses.

As of September 30, 2022, the Fund’s aggregate NAV was $22.4 billion, the fair value of its investment portfolio was $49.0 billion, and it had $27.5 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during September 2022 was approximately 1.28 times. As of September 30, 2022, the Fund had $35.4 billion in committed debt capacity, with 90% floating rate leverage, of which 78% is secured, and 10% in unsecured fixed rate leverage based on drawn amounts.9 The Fund’s leverage sources are in the form of a corporate revolver (6%), asset-based credit facilities (49%), unsecured bonds (30%), secured short term indebtedness (3%) and collateralized loan obligation (CLO) notes (12%) based on drawn amounts.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $36.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	195,974,675	$5.1 billion
Class S Common Shares	270,636,673	$7.0 billion
Class D Common Shares	44,774,954	$1.2 billion
Private Offering:
Class I Common Shares	434,158,955	$11.3 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	945,545,257	$24.6 billion

* Amounts may not sum due to rounding.

Rule 144A Notes

As previously disclosed, on September 22, 2022, the Fund priced an offering of $600,000,000 in aggregate principal amount of its 7.050% notes due 2025 (the “2025 Notes”), in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the 1933 Act, as amended, and to certain non-U.S. persons outside the United States pursuant to Regulation S under the 1933 Act.

In connection with the 2025 Notes, the Fund entered into an interest rate swap to more closely align the interest rates of the Fund’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Fund receives a fixed interest rate of 7.05% and pays a floating interest rate of SOFR + 2.93% on a notional amount of $600,000,000. The Fund designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

[9]	Certain Notes are treated as floating rate due to interest rate swaps the Fund has entered into to swap fixed notes payments for floating rate payments.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements about the Fund’s business, including, in particular, statements about the Fund’s plans, strategies and objectives. You can generally identify forward-looking statements by the Fund’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include the Fund’s plans and objectives for future operations (including plans and objectives relating to future growth and availability of funds), expectations for current or future investments, and expectations for market and other macroeconomic trends, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond the Fund’s control. Although the Fund believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and the Fund’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by the Fund or any other person that the Fund’s objectives and plans, which the Fund considers to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of the Fund’s prospectus, its most recent annual report on Form 10-K and any updates in its quarterly reports on Form 10-Q for a discussion of the risks and uncertainties that the Fund believes are material to its business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, the Fund does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: October 20, 2022	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Legal Officer and Secretary